EXHIBIT 10.12
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                            NONCOMPETITION AGREEMENT



To:  MacroChem Corporation                                Date:  June 5, 2001
     110 Hartwell Avenue
     Lexington, Massachusetts 02421-3134

     The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by companies that you own, control, or are affiliated with or their successors in business (collectively, the "Company"), and for other good and valuable consideration, hereby agrees as follows:

     1. CONFLICTING EMPLOYMENT. I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company.

     2.  OTHER ACTIVITIES DURING EMPLOYMENT.

         2.1 Except for any outside employments and directorships currently held by me as listed on Schedule A hereto, and except with the prior written consent of a majority of the Company's Board of Directors, which consent will not be unreasonably withheld, I will not, during my employment by the Company, undertake or engage in any other employment, occupation or business enterprise, other than one in which I am an inactive investor, that would interfere with my obligations to the Company.

         2.2 I hereby agree, that except as disclosed on Schedule A hereto, during my employment by the Company, I will not, directly or indirectly, engage
(a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than five percent (5%) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged in the development and licensing of transdermal delivery products or any other line of business in competition with, or engaged in or under demonstrable development by the Company (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"), without the consent of the Company, which consent will not be unreasonably withheld. Except as may be shown on Schedule A hereto, I hereby represent that I am not engaged in any of the foregoing capacities (a) through (i) in any Prohibited Enterprise.

     3.  POST-EMPLOYMENT ACTIVITIES.

         3.1 For a period of one (1) year after the voluntary termination of my employment with the Company, absent the Company's prior written approval I will

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not directly or indirectly engage in activities similar or reasonably related to those in which I shall have engaged for the Company during the two years immediately preceding termination, nor render services similar or reasonably related to those which I shall have rendered during such time to, any person or entity whether existing or hereafter established that directly competes with (or proposes or plans to directly compete with) the Company, or in other areas where the Company carries on a substantial amount of business ("Direct Competitor").
In addition, I shall not entice, induce or encourage any of the Company's other employees to engage in any activity that, were it done by me, would violate any provision of this Agreement.

         3.2 No provision of this Agreement shall be construed to preclude me from performing the same services that the Company retains me to perform for any person or entity that is not a Direct Competitor of the Company upon the termination of my employment (or any post-employment consultation) so long as I do not thereby violate any term of this Agreement.

     4. REMEDIES. My obligations under this Agreement shall survive the termination of my employment with the Company. I acknowledge that a remedy at law for any breach or threatened breach by me of the provisions of this Agreement would be inadequate and I therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

     5. MODIFICATION. I agree that any subsequent change or changes in my employment duties, salary or compensation or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

     6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

     7. INTERPRETATION. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     8. WAIVERS. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right

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arising under this Agreement. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     9. COMPLETE AGREEMENT, AMENDMENTS. The foregoing including Schedule A attached hereto is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by either party of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, and, in the case of the Company, upon written authorization of the Company's Board of Directors.

     10. HEADINGS. The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, excluding its conflict of law principles.


                                                  Very truly yours,


                                                  /s/ Glenn E. Deegan
                                                  ------------------------------
                                                  Glenn E. Deegan
                                                  Director, Legal Affairs

Agreed:

MacroChem Corporation



By: /s/ Robert J. Palmisano
    -----------------------
    Robert J. Palmisano
    President & C.E.O.

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                                                                      SCHEDULE A
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                      OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS